Exhibit 99.4

VCAMPUS CORPORATION AND PROSOFT LEARNING CORPORATION

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

December 31, 2005

Pro Forma Financial Statements

On June 12, 2006, VCampus completed the acquisition of all the issued and outstanding shares of Prosoft. The following unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141). The acquisition will enable VCampus to add the market-leading CIW (Certified Internet Web Professional) certification to its Select Partner Program, as well as offer the CTP (Convergence Technologies Professional) credential.  A total estimated purchase price of approximately $1,688,194, which includes cash and notes of $1,438,194 and estimated direct transaction costs of approximately $250,000, was used for purposes of preparing the unaudited pro forma condensed consolidated financial statements.

The pro forma combined historical statement of operations gives effect to the acquisition of Prosoft as if it had occurred as of January 1, 2005, combining historical results of VCampus, for the year ended December 31, 2005 with the historical results of the same period for Prosoft.  The combined results do not take into effect potential synergistic savings that might have been realized for the reduction of costs.  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 are derived from the historical consolidated financial statements of each company as of and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma consolidated financial statements.  The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Prosoft as if it had occurred on December 31, 2005. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 gives effect to the acquisition of Prosoft as if it had occurred at the January 1, 2005.

The pro forma unaudited consolidated financial statements included in this Form 8-K/A have been prepared by the management of VCampus without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally prepared in accordance with accounting principles generally accpeted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  However, management believes that the disclosures are adequate to make the information not misleading.

VCAMPUS CORPORATION AND PROSOFT LEARNING CORPORATION
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of December 31, 2005
(Unaudited)

	VCampus	Prosoft	Pro Forma Adjustments		Total Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$2,488,159	$268,258	$(1,394,722)	(a)	$1,361,695
Accounts receivable, net	209,338	356,319	—		565,657
Loans receivable from related party	15,453	—	—		15,453
Inventory	—	75,370	—		75,370
Prepaid expenses and other current assets	325,818	167,767	—		493,585
Total current assets	3,038,768	867,714	(1,394,722)		2,511,760
Property and equipment, net	313,880	64,506			378,386
Capitalized software costs and courseware development costs, net	1,308,577	—			1,308,577
Other assets	231,859	89,651			321,510
Other intangible assets, net	257,006	—	1,554,000	(b)	1,811,006
Goodwill	328,317	6,745,078	(6,561,778)	(c) (d)	511,617
Total assets	$5,478,407	$7,766,949	$(6,402,500)		$6,842,856

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,182,585	$391,720	—		$1,574,305
Accrued expenses	479,316	653,993	250,000	(e)	1,383,309
Notes payable	191,796	4,066,685	(4,023,213)	(f) (h)	235,268
Deferred revenues	469,280	25,264	—		494,544
Accrued dividends payable to preferred stockholders	14,312	—	—		14,312
Total current liabilities	2,337,289	5,137,662	(3,773,213)		3,701,738

Long-term liabilities:
Notes payable—less discount and current portion	479,489	—	—		479,489
Total liabilities	2,816,778	5,137,662	—		4,181,227

Commitments and contingencies	—	—	—		—

Total stockholders’ equity	2,661,629	2,629,287	(2,629,287)	(g)	2,661,629
Total liabilities and stockholders’ equity	$5,478,407	$7,766,949)	$(6,402,500)		$6,842,856

See unaudited notes to the pro forma consolidated financial statements

VCAMPUS CORPORATION AND PROSOFT LEARNING CORPORATION
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005
(Unaudited)

	VCampus	Prosoft	Pro Forma Adjustments	Total Pro Forma Consolidated
Revenues:
Online tuition revenues	$4,045,979	$—	$—	$4,045,979
Online development and other revenues	518,484	—	—	518,484
Content revenues	—	5,353,078	—	5,353,078
Certification revenues	—	1,210,628	—	1,210,628
Net revenues	4,564,463	6,563,706	—	11,128,169
Costs and expenses:
Cost of revenues	1,730,892	1,943,000	—	3,673892
Sales and marketing	1,723,313	2,144,250	—	3,867,563
Product development and operations	2,649,215	648,235	—	3,297,450
General and administrative	1,488,240	2,641,221	—	4,129,461
Depreciation and amortization	1,574,242	282,214	518,000 (b)	2,374,456
Stock-based compensation	109,493	—	—	109,493
Total costs and expenses	9,275,395	7,658,920	518,000	17,452,315
Loss from operations	(4,710,932)	(1,095,214)	(518,000)	(6,324,146)
Interest expense, net	(1,155,395)	(1,610,058)	—	(2,765,453)
Net loss	(5,866,327)	(2,705,272)	(518,000)	(9,089,599)
Dividends to preferred stockholders	(14,312)	—	—	(14,312)
Net loss attributable to common stockholders	$(5,880,639)	$(2,705,272)	$(518,000)	$(9,103,911)
Basic and diluted net loss per share	$(0.63)			$(0.98)

See unaudited notes to the pro forma consolidated financial statements

VCAMPUS CORPORATION AND PROSOFT LEARNING CORPORATION
NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005
(Unaudited)

Note 1.  Basis of Pro Forma Presentation

On April 11, 2006, VCampus Corporation (“VCampus”) entered into an Acquisition and Reorganization Agreement to acquire all of the outstanding stock of Prosoft Learning Corporation (“Prosoft”).  On June 12, 2006, VCampus completed the acquisition of all the issued and outstanding shares of Prosoft. The unaudited pro forma condensed consolidated financial statements have been prepared to give effect to the completed acquisition, which was accounted for as a purchase business combination in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations (SFAS No. 141). The acquisition will enable VCampus to add the market-leading CIW (Certified Internet Web Professional) certification to its Select Partner Program, as well as offer the CTP (Convergence Technologies Professional) credential.  A total estimated purchase price of approximately $1,688,194, which includes cash and notes of $1,438,194 and estimated direct transaction costs of approximately $250,000, was used for purposes of preparing the unaudited pro forma condensed consolidated financial statements.

The pro forma combined historical statement of operations gives effect to the acquisition of Prosoft as if it had occurred as of January 1, 2005, combining historical results of VCampus, for the year ended December 31, 2005, with the historical results of the same period for Prosoft.  The combined results do not take into effect potential synergistic savings that might have been realized for the reduction of costs.  The unaudited pro forma condensed consolidated balance sheet as of December 31, 2005 and the unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 are derived from the historical consolidated financial statements of each company as of and for the year ended December 31, 2005. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma consolidated financial statements.  The unaudited pro forma condensed consolidated balance sheet gives effect to the acquisition of Prosoft as if it had occurred on December 31, 2005. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 gives effect to the acquisition of Prosoft as if it had occurred at January 1, 2005.

The pro forma unaudited consolidated financial statements included in this prospectus have been prepared by the management of VCampus without audit, pursuant to the rules and regulations of the Securities and Exchange Commission.  Certain information and footnote disclosures normally prepared in accordance with accounting principles generally accpeted in the United States of America have been condensed or omitted pursuant to such rules and regulations.  However, management believes that the disclosures are adequate to make the information not misleading.

Under the purchase method of accounting, the total estimated purchase price above is allocated to Prosoft’s net tangible and intangible assets based on their estimated fair values as of June 12, 2006, the effective date of the acquisition. Based on third party valuations, and other factors as described in the introduction to these unaudited pro forma condensed consolidated financial statements, the preliminary estimated purchase price is allocated as follows:

Cash and cash equivalents	$89,566
Accounts receivable	573,167
Prepaid expenses and other current assets	98,836
Property and equipment	111,558
Goodwill	765,433
Definite-lived intangible assets	1,554,000
Accounts payable and accrued expenses	(1,431,198)
Capital lease obligation	(73,168)
Total	$1,688,194

 Of the total purchase price, $1,554,000 has been allocated to the following definite-lived intangible assets acquired: $1,129,000 to developed content, $178,000 to customer lists and $247,000 to trade names. The value assigned to Prosoft’s developed content and customer lists was determined by estimating the cost to recreate such content and lists. The value assigned to Prosoft’s trade names was determined by discounting the net cash flows associated with the names. The Company determined that a discount rate of 25% was appropriate for valuing the existing trade names. VCampus expects to amortize the value of Prosoft’s developed content, customer lists and trade names on a straight-line basis over an estimated useful life of three years.  The amortization related to the amortizable intangible assets is reflected as pro forma adjustments to the unaudited pro forma consolidated statement of operations.

Amortization expense related to the acquired definite-lived intangible assets is expected to be as follows:

2006	$284,900
2007	518,000
2008	518,000
2009	233,100
Total:	$1,554,000

Of the total estimated purchase price, approximately $765,433 has been allocated to goodwill. Goodwill represents the excess of the purchase price of an acquired business over the fair value of the net tangible and intangible assets acquired. Goodwill is not deductible for tax purposes.

In accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets ,” goodwill resulting from business combinations completed subsequent to June 30, 2001 will not be amortized but instead will be tested for impairment at least annually (more frequently if certain indicators are present). In the event that the management of the combined company determines that the goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.

Note 2.  Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price, to adjust amounts related to Prosoft’s net tangible and intangible assets to a apreliminary estimate of the fair values of those assets and to reflect the amortization expense related to the estimated amortizable intangible assets.

VCampus has not identified any material preacquisition contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated.

Prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the purchase price allocation.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements are as follows:

a)                                    To reflect cash paid by VCampus for the newly issued common stock of the reorganized Prosoft in connection with the acquisition.

b)                                   To reflect the estimate of the fair value of acquired developed content, customer relationships and trade names estimated to be $1,129,000, $178,000 and $247,000, respectively.  We have estimated the 2005 pro forma amortization expense related to the Prosoft acquisition related intangibles to be $518,000.

c)                                    To reflect the write-off of by Prosoft $6,745,078 in goodwill in anticipation of its Reorganization.

d)                                   To reflect the fair value of acquired goodwill based on net assets acquired as if the acquisition occurred on December 31, 2005. The difference between the amount recorded on a pro forma basis and the actual balance as of merger is the result of changes in the net assets of Prosoft between December 31, 2005 and June 12, 2006.

e)                                    To reflect $250,000 accrual for estimated direct transaction costs incurred subsequent to December 31, 2005.

f)                                      Adjustment to eliminate unassumed liabilities of  $4,066,685 of Prosoft pursuant to its Plan of Reorganization.

g)                                   Adjustment to eliminate Prosoft’s stockholders equity balances.

h)                                   To record acquisition-related borrowings of $300,000, net of purchase price adjustments of $256,528 at closing as provided by the terms of the Acquisition and Reorganization Agreement.

Note 3.  Pro Forma Net Loss Per Share

The pro forma basic and diluted net loss per share are based on the weighted average number of shares of VCampus’ common stock outstanding during the period. The diluted weighted average number of shares does not include outstanding stock options or preferred shares if their inclusion would be anti-dilutive.